UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2011

RAPTOR TECHNOLOGY GROUP, INC. [FORMERLY BRANDED BEVERAGES, INC.]
(Exact name of registrant as specified in its charter)

Nevada	000-53812	20-0853182
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

409-903 19th Avenue SW Calgary, Alberta Canada		T2T OH8
Address of principal offices		Zip Code

Registrant’s telephone number including area code:   403-399-6402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The following current report under Section 13 or 15(d) of the Securities Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

Item 1.01  Entry Into A Material Definitive Agreement

On January 6, 2011, the Registrant entered into a definitive Plan of Merger and Reorganization with Raptor Fabrication and Equipment, Inc.   In accordance with the terms of the Agreement, Raptor Technology Group, Inc. shall be the name of the surviving corporation. The Company's common stock will continue to be quoted on the Over the Counter Bulletin Board (OTCBB) under the new trading symbol RAPT.

Raptor Fabrication and Equipment is a technology supplier that provides eco-friendly and green solutions to global issues. The company is committed to developing reliable fuel and energy alternatives by making them both dependable and economically appealing to the manufacturer as well as the consumer. Additional patent pending technology has also been developed to recover rare earth minerals from endless miles of mine tailings. This technology provides an eco friendly means of recycling these mine tailings both economically and profitably.

Upon the completion of this Merger, which is expected within sixty days, Raptor Technology Group, Inc. has positioned itself to become a leader in the biofuel and mining industries with their advanced proprietary biofuel production technology and mineral recovery technologies.  Management's plan for eco-friendly business solutions and economically profitable business models are designed to secure Raptor Technology Group, Inc. as a leader in the alternative energy and remediation sectors.

Item 8.01   Other Events

On January 6, 2011, the name of the corporation was changed to Raptor Technology Group, Inc.  On the same date, the OTCBB trading symbol was changed to RAPT.

Exhibit Index

1.01    Agreement and Plan of Merger

SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPTOR TECHNOLOGY GROUP, INC.

Date: January 6, 2011	By: /s/ Zoltan Nagy
Zoltan Nagy,
President